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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 (to be filed on or around June 22, 2016) and related Prospectus of Global Partners LP for the registration of common units representing limited partnership interests in Global Partners LP, debt securities of Global Partners LP and GLP Finance Corp., and guarantees of debt securities by subsidiaries of Global Partners LP, with an aggregate offering price not to exceed $300,000,000 and to the incorporation by reference therein of our reports dated February 29, 2016, with respect to the consolidated financial statements and schedule of Global Partners LP, and the effectiveness of internal control over financial reporting of Global Partners LP, included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
June 21, 2016

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm